U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                         _______________________________


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 4, 1999


                           CTI INDUSTRIES CORPORATION
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



   Delaware                         0-23115                     36-2848943
   --------                         -------                     ----------
(State or Other              (Commission File Number)          (IRS Employer
 Jurisdiction of                                             Identification No.)
  Incorporation)



      2216 North Pepper Road, Barrington, Illinois            60010
      --------------------------------------------           -------
        (Address of Principal Executive Offices)            (Zip Code)


                                (847) - 382-1000
               --------------------------------------------------
              (Registrant's Telephone Number, including Area Code)



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Item 5.           Other Events
-------           ------------

         On November 5, 1999, the Registrant announced that, at the close of business (Eastern time) on November 4, 1999 (the "Effective Date"), a one-for-three reverse split of the Company's Common Stock, par value $.065 became effective. Outstanding shares of the Company's Common Stock, par value $.065 per share, were reduced to approximately 878,610 shares from 2,635,831 shares outstanding before the reverse split. Post-reverse split shares of the Company's Common Stock will have a par value of $.195 per share, and will bear the revised trading symbol CTIBD on the NASDAQ SmallCap market.

         In addition, the Registrant announced that any holder of fractional shares resulting from this reverse split will be paid an amount based upon the closing price of the Company's Common Stock on the NASDAQ SmallCap Market on the Effective Date multiplied by the amount of the fractional share.

         The Registrant further stated that following the reverse split, previously outstanding certificates representing shares of the Company's Common Stock may be delivered to the Company's transfer agent, Continental Stock Transfer and Trust Co., 2 Broadway, New York, New York, New York 10004, in effecting sales through a broker, or otherwise, and all necessary adjustments to the number of pre-reverse split shares of the Company's Common Stock held will be made at the time of sale or transfer. Consequently, it will not be necessary for shareholders of the Company to exchange their existing stock certificates for post-reverse split stock certificates.


Item 7(c).                 Exhibits
----------                 --------

         A copy of press release dated November 5, 1999.








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



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   CTI Industries Corporation
                                                   -----------------------------
                                                            (Registrant)

Date:   November 5, 1999                     By:   /s/ Howard W. Schwan
                                                   -----------------------------
                                                   Howard W. Schwan, President

















































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